Exhibit 99.1

Semtech Announces Third Quarter of Fiscal Year 2016 Results

  Net Sales of $115.8 Million
  Record Distributor Point of Sale Results of $79.4 Million
  GAAP Gross Profit Margin of 60.1% and 60.3% on a Non-GAAP Basis
  Repurchased 0.5 Million Shares for $7.5 Million

CAMARILLO, Calif.--(BUSINESS WIRE)--November 18, 2015--Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its third quarter of fiscal year 2016, which ended October 25, 2015.

Net sales for the third quarter of fiscal year 2016 were $115.8 million, down 8 percent from the second quarter of fiscal year 2016 and down 22 percent from the third quarter of fiscal year 2015.

Gross profit margin, computed in accordance with U.S. generally accepted accounting principles (GAAP), for the third quarter of fiscal year 2016 was 60.1 percent compared to 60.1 percent in the second quarter of fiscal year 2016 and 60.0 percent in the third quarter of fiscal year 2015.

GAAP net income for the third quarter of fiscal year 2016 was $10.7 million, or $0.16 per diluted share, reflecting an after tax benefit of $9.4 million from the fair value re-measurement of the Triune Systems earnout liability. This compares to a GAAP net loss of $0.3 million or $0.00 per diluted share in the second quarter of fiscal year 2016, and GAAP net income of $17.6 million or $0.26 per diluted share in the third quarter of fiscal year 2015.

To facilitate the complete understanding of comparable financial performance between periods, the Company also presents performance results net of certain non-cash items or items that are not considered reflective of the Company’s core results over time. The Company’s non-GAAP measures of gross profit margin, net income and earnings per diluted share exclude certain items as described below under “Non-GAAP Financial Measures.”

Excluding such items, non-GAAP net income for the third quarter of fiscal year 2016 was $12.1 million or $0.19 per diluted share. During the third quarter of fiscal year 2016, the Company derived higher income from tax jurisdictions with a higher tax rate that reduced non-GAAP net income by approximately $0.05 per diluted share. Non-GAAP net income was $15.6 million or $0.24 per diluted share in the second quarter of fiscal year 2016, and was $30.8 million or $0.46 per diluted share in the third quarter of fiscal year 2015.

Non-GAAP gross profit margin for the third quarter of fiscal year 2016 was 60.3 percent. Non-GAAP gross profit margin for the second quarter of fiscal year 2016 was 60.4 percent and 60.3 percent in the third quarter of fiscal year 2015.

As of the end of the third quarter of fiscal year 2016, the Company had $192.4 million in cash, cash equivalents and marketable securities compared to $230.3 million in cash, cash equivalents and marketable securities at the end of fiscal year 2015.

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated “As a result of the cost cutting actions taken at the end of last quarter, we delivered non-GAAP operating income that was approximately flat from the prior quarter and in line with our guidance, despite the 8 percent sequential revenue decline. We also successfully reduced our channel inventory by 4 days, helped by our record distributor POS results.” Maheswaran continued, “During the quarter we announced a significant amount of activity with our partners in the LoRa ecosystem and along with our customers in the Wireless Charging and Power Line Communication markets. The stabilization of our Protection business with the increased contribution expected from the ramp-up of several of our new products should enhance our growth prospects going forward.”

The results announced today are preliminary, as they are subject to the Company finalizing its closing procedures and customary quarterly review by the Company's independent registered public accounting firm. As such, these results are subject to revision until the Company will have filed its Quarterly Report on Form 10-Q for the third quarter of fiscal year 2016.

Fourth Quarter of Fiscal Year 2016 Outlook

  Net sales are expected to be in the range of $113 million to $119 million
  GAAP gross profit margin is expected to be in the range of 58.6% to 59.6%
  Non-GAAP gross profit margin is expected to be in the range of 59.0% to 60.0%
  GAAP SG&A expense is expected to be in the range of $31.9 million to $32.9 million
  GAAP R&D expense is expected to be in the range of $29.4 million to $30.4 million
  Integration and restructuring related expense is expected to be approximately $0.5 million
  Stock-based compensation expense is expected to be approximately $6.8 million, categorized as follows: $0.5 million cost of sales, $3.8 million SG&A, and $2.5 million R&D
  Amortization of acquired intangible assets is expected to be approximately $6.3 million
  Interest and other expense is expected to be approximately $2.0 million
  GAAP tax rate is expected to be in the range of 44% to 48%
  Non-GAAP tax rate is expected to be in the range of 21% to 23%
  GAAP loss per diluted share is expected to be in the range of $0.03 to $0.01
  Non-GAAP earnings per diluted share are expected to be in the range of $0.14 to $0.18
  Fully-diluted share count is expected to be approximately 65.1 million shares
  Capital expenditures are expected to be approximately $3.0 million
  Depreciation expense is expected to be approximately $5.0 million

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit margin, net income and earnings per diluted share and free cash flow. The Company's measure of free cash flow excludes capital expenditures. The Company’s non-GAAP measures of gross profit margin, net income and earnings per diluted share may exclude the following items, if any:

  Stock-based compensation expense
  Intangible amortization and impairments
  Restructuring, integration, transaction and other acquisition related expenses
  Litigation expenses or dispute settlement charges or gains
  Environmental reserves

To provide additional insight into the Company's fourth quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures including gross profit margin, effective tax rate and earnings per diluted share.

These non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations or are not reflective of the Company’s core results over time. These items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring. For example: certain restructuring and integration related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which we have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters; and certain acquisition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP results for the second and third quarters of fiscal year 2016 and third quarter of fiscal year 2015 along with a reconciliation of forward-looking earnings per diluted share to its most comparable GAAP measure for the fourth quarter of fiscal year 2016. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, the prospects for newly-acquired businesses to be integrated and contribute to future growth and profit expectations, and the Company’s plans, objectives and expectations. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: potential differences between the unaudited results disclosed in this release and the Company’s final results when disclosed in its Quarterly Report on Form 10-Q as a result of the completion of the Company’s financial closing procedures, final adjustments, review by the Company’s independent registered public accounting firm, and other developments arising between now and the disclosure of the final results; the Company’s ability to forecast its effective tax rates due to changing income in higher or lower tax jurisdictions and other factors contribute to the volatility of the Company’s effective tax rates and impact anticipated tax benefits; the Company's ability to manage expenses to achieve anticipated amounts shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated end-user markets; the Company’s ability to realize expected benefits of a new enterprise resource planning (ERP) system implementation on SAP; disruption of the Company’s operations caused by the adjustment to the ERP system and the transition from the Company’s legacy systems and databases; the Company’s ability to integrate its acquisitions and realize expected synergies and benefits; the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company's products or end-use applications of the products, and demand for increasing miniaturization of electronic components; adequate supply of components and materials from the Company’s suppliers, and of the Company’s products from its third-party manufacturers, to include disruptions due to natural causes or disasters, weather, or other extraordinary events; the Company's ability to forecast and achieve anticipated revenues and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European, Asian and global economic dynamics; and the amount and timing of expenditures for capital equipment. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 25, 2015, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”. In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, enterprise computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

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Semtech, the Semtech logo, and LoRa are registered marks of Semtech Corporation or its subsidiaries.

SEMTECH CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(Table in thousands - except per share amount)

	Three Months Ended			Nine Months Ended
	October 25,	July 26,	October 26,	October 25,	October 26,
	2015	2015	2014	2015	2014
	Q3 2016	Q2 2016	Q3 2015	Q3 2016	Q3 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$115,810	$125,712	$148,890	$371,610	$427,491
Cost of sales	46,226	50,136	59,564	148,050	171,860
Gross profit	69,584	75,576	89,326	223,560	255,631
Operating costs and expenses:
Selling, general and administrative	30,429	33,398	31,692	101,269	94,965
Product development and engineering	26,009	27,495	29,283	82,448	85,285
Intangible amortization and impairments	6,308	6,177	6,423	18,648	19,292
Changes in the fair value of contingent earn-out obligations	(13,022)	1,874	(882)	(10,180)	(928)
Restructuring charges	962	3,564	-	4,526	1,001
Total operating costs and expenses	50,686	72,508	66,516	196,711	199,615
Operating income (loss)	18,898	3,068	22,810	26,849	56,016
Interest expense	(1,964)	(1,900)	(1,462)	(5,698)	(4,437)
Interest income and other (expense), net	(777)	117	216	(1,152)	(407)
Income before taxes	16,157	1,285	21,564	19,999	51,172
Provision for taxes	5,453	1,598	3,941	9,750	7,784
Net (loss) income	$10,704	$(313)	$17,623	$10,249	$43,388

Earnings per share:
Basic	$0.16	$0.00	$0.26	$0.16	$0.65
Diluted	$0.16	$0.00	$0.26	$0.15	$0.64

Weighted average number of shares used in computing earnings per share:
Basic	65,117	65,920	67,162	65,920	67,223
Diluted	65,217	65,920	67,654	66,251	67,791

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	October 25,	January 25,
	2015	2015
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$192,359	$230,328
Accounts receivable, net	54,909	69,301
Inventories	71,550	73,668
Deferred tax assets	2,486	2,478
Prepaid taxes	3,451	1,544
Other current assets	15,033	19,369
Total current assets	339,788	396,688

Property, plant and equipment, net	105,200	115,471
Deferred income taxes	-	106
Goodwill	329,703	280,319
Other intangible assets, net	94,845	101,600
Other assets	31,506	35,247
Total assets	$901,042	$929,431

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$31,114	$32,448
Accrued liabilities	37,906	49,754
Deferred revenue	6,881	5,848
Current portion - long term debt	18,560	18,547
Deferred tax liabilities	1,444	1,444
Total current liabilities	95,905	108,041

Deferred tax liabilities - non-current	7,324	2,477
Long term debt - less current	243,822	234,746
Other long-term liabilities	35,147	32,809
Stockholders’ equity	518,844	551,358
Total liabilities & stockholders' equity	$901,042	$929,431

SEMTECH CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Table in thousands)

			Nine Months Ended
			October 25,	October 26,
			2015	2014
			(Unaudited)	(Unaudited)

Net (loss) income			$10,249	$43,388

Net cash provided by operating activities			67,616	94,529
Net cash used in investing activities			(55,106)	(26,912)
Net cash used in financing activities			(50,479)	(78,325)
Net increase (decrease) in cash and cash equivalents			(37,969)	(10,708)
Cash and cash equivalents at beginning of period			230,328	243,194
Cash and cash equivalents at end of period			$192,359	$232,486

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended				Nine Months Ended
	October 25,	July 26,	October 26,		October 25,	October 26,
	2015	2015	2014		2015	2014
Stock-based Compensation Expense	Q3 2016	Q2 2016	Q3 2015		Q3 2016	Q3 2015
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Cost of sales	$197	$400	$391		$1,071	$1,109
Selling, general and administrative	2,933	(141)	4,620		6,006	12,132
Product development and engineering	1,987	2,076	2,924		6,320	7,815
Total stock-based compensation expense	$5,117	$2,335	$7,935		$13,397	$21,056

	Three Months Ended				Nine Months Ended
	October 25,	July 26,	October 26,		October 25,	October 26,
	2015	2015	2014		2015	2014
Gross Profit - Reconciliation GAAP to Non-GAAP	Q3 2016	Q2 2016	Q3 2015		Q3 2016	Q3 2015
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)

GAAP gross profit	$69,584	$75,576	$89,326		$223,560	$255,631
Adjustments to GAAP gross profit:
Stock-based compensation expense	197	400	391		1,071	1,109
Acquisition related fair value adjustments	-	-	-		265	-
Impairment charges	-	-	-		-	1,056
Non-GAAP gross profit	$69,781	$75,976	$89,717		$224,896	$257,796

	Three Months Ended				Nine Months Ended
	October 25,	July 26,	October 26,		October 25,	October 26,
	2015	2015	2014		2015	2014
Net Income - Reconciliation GAAP to Non-GAAP	Q3 2016	Q2 2016	Q3 2015		Q3 2016	Q3 2015
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)

GAAP net income	$10,704	$(313)	$17,623		$10,249	$43,388

Adjustments to GAAP net income:
Stock-based compensation expense	$5,117	$2,335	$7,935		$13,397	$21,056
Transaction and integration related expenses	883	2,864	199		6,528	1,425
Acquisition related earn-out - compensation	1,164	1,144	(882)		3,277	(928)
Acquisition related earn-out - non-compensation	(14,186)	730	-		(13,457)	-
Intangible amortization and impairments	7,363	6,177	6,423		19,703	19,292
Environmental reserve	-	520	235		2,855	235
Restructuring charges	962	3,564	-		4,526	1,001
Impairment charges	600	-	-		600	1,052

Total before tax adjustment	1,903	17,334	13,910		37,429	43,133
Associated tax effect	(511)	(1,442)	(685)		(2,077)	(5,636)
Total of supplemental information net of taxes	1,392	15,892	13,225		35,352	37,497
Non-GAAP net (loss) income	$12,096	$15,579	$30,848		$45,601	$80,885

Diluted GAAP earnings per share	$0.16	$0.00	$0.26		$0.15	$0.64
Adjustments per above	0.03	0.24	0.20		0.54	0.55
Diluted non-GAAP earnings per share	$0.19	$0.24	$0.46		$0.69	$1.19

	Three Months Ended			Nine Months Ended
	October 25,	July 26,	October 26,	October 25,	October 26,
	2015	2015	2014	2015	2014
Tax Impact Associated With Supplemental Information	Q3 2016	Q2 2016	Q3 2015	Q3 2016	Q3 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Stock-based compensation expense	$2,669	$330	$714	$4,759	$3,179
Transaction and integration related expenses	(178)	385	174	319	494
Acquisition related earn-out - compensation	499	191	-	741	-
Acquisition related earn-out - non-compensation	(9,818)	248	-	(9,570)	-
Intangible amortization and impairments	1,748	1,511	1,828	4,848	4,880
Restructuring charges and impairment charges	336	509	24	1,588	334
Valuation allowance	5,255	(1,938)	(2,139)	(1,549)	(3,419)
Environmental reserve	-	206	84	941	84
Impairment charges	-	-	-	-	84
Total of associated tax effect	$511	$1,442	$685	$2,077	$5,636

	Three Months Ended
	October 25,	July 26,	October 26,
	2015	2015	2014
	Q3 2016	Q2 2016	Q3 2015
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:
Cash Flow from Operations	$18,870	$34,050	$33,392
Net Capital Expenditure	(2,461)	(3,403)	(12,797)
Free Cash Flow:	$16,409	$30,647	$20,595

Q4FY16 EPS Guidance Range Reconciliation
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	$(0.03)	$(0.01)

Stock based compensation expense	0.09	0.09
Transaction expense	0.00	0.01
Amortization of acquired intangibles	0.08	0.09
Non-GAAP EPS	$0.14	$0.18

CONTACT:
Semtech Corporation
Sandy Harrison, 805-480-2004
webir@semtech.com